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                     AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT
                     ---------------------------------------

This Amendment No. 4 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001 and May 1, 2002 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of January, 2003.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to changed the Manager's fee with respect to the Portfolio listed below to the following:

               Portfolio                  Percentage of average daily net assets
---------------------------------------   --------------------------------------
Lord Abbett Growth and Income Portfolio   0.60% of first $800 million of such
                                          assets plus 0.55% of such assets over
                                          $800 million up to $1.5 billion plus
                                          0.45% of such assets over $1.5 billion

Met/Putnam Research Portfolio             0.80% of first $250 million of such
                                          assets plus 0.70% of such assets over
                                          $250 million

PIMCO Innovation Portfolio                0.95%

T. Rowe Price Mid-Cap Growth Portfolio    0.75%

     2. All other terms and conditions of the Agreement shall remain in full force in effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2003.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President